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                                 EXHIBIT 10.11

            AMENDMENT NO. 1 TO STOCK PURCHASE AND EXCHANGE AGREEMENT
            --------------------------------------------------------

  This AMENDMENT NO. 1 TO STOCK PURCHASE AND EXCHANGE AGREEMENT is made and entered into as of June 13, 1996 among Aurtex, Inc., a Nevada corporation ("Parent") and the persons and entities listed as "Shareholders" on the signature page hereof (the "Shareholders"), who are all of the shareholders of Global Communications Group, Inc., a Texas corporation ("Company").

                                    RECITALS
                                    --------

  A. The parties have previously entered into a Stock Purchase and Exchange Agreement dated as of April 19, 1996 (the "Stock Purchase Agreement") pursuant to which Parent is to acquire all of the issued and outstanding shares of capital stock of the Company from the shareholders in exchange for shares of the Common Stock, $0.001 par value, of Parent ("Parent Common Stock"). All capitalized terms used herein which are not defined herein shall have the meaning given them in the Stock Purchase Agreement.

  B. The Stock Purchase Agreement contemplates that Parent will contribute all of the assets, liabilities and obligations of Parent (other than the Stock Purchase Agreement) to a to-be formed Nevada corporation, which will be a wholly-owned subsidiary of Parent, and thereafter shall make the Distribution, a special dividend of all of the stock of this wholly-owned subsidiary to the stockholders of Parent.

  C. Parent has formed Krissos Resources, Inc., a wholly-owned subsidiary, and has contributed to Krissos all of its assets, liabilities and obligations (other than the Stock Purchase Agreement), but has determined not to distribute the stock of Krissos to its stockholders, and instead immediately after the Reverse Stock Split, will issue a dividend of Parent Common Stock to its stockholders in the ratio of 1.25 shares of Parent Common Stock to one share of Parent Common Stock outstanding following the Reverse Stock Split.

  D. The parties wish to amend the Stock Purchase Agreement to reflect the changes to the transactions contemplated thereby as described in paragraph C above, all on the terms and conditions set forth herein.

                                   AGREEMENT
                                   ---------

  1. The parties acknowledge that the Board of Directors and the stockholders of Parent have approved of the transactions contemplated by the Stock Purchase Agreement pursuant to written consent, rather than pursuant to a meeting of stockholders, and that the stockholders of Parent will receive an Information Statement describing such transactions rather than the Proxy Statement as originally contemplated by the Stock Purchase Agreement. As a consequence, the parties agree and acknowledge that Sections 6.1 and 6.2 of the Stock Purchase Agreement shall be deleted in their entirety.

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  2.  Section 6.3 of the Stock Purchase Agreement is hereby amended to read in its entirety as follows:

      6.3 Distributions. The parties agree and acknowledge that Parent has formed Krissos Resources, Inc., which is a wholly-owned subsidiary of Parent and has contributed to Krissos Resources all of its assets, liabilities and obligations of any kind other than for the Stock Purchase Agreement. Immediately after the effectiveness of the Reverse Stock Split, Parent shall make a distribution by means of a Common Stock dividend to its shareholders of record of 1.25 shares of Parent Common Stock for each share of Parent Common Stock held. All matters relating to the formation of Krissos Resources, the aforesaid contribution and such Distribution shall be reasonably satisfactory to the Shareholders.

  3. Section 7.2(d) of the Stock Purchase Agreement shall be amended to delete the reference to indemnification in the heading of such paragraph and by deleting in its entirety the first sentence of Section 7.2(d).

  4. Section 7.2(h) of the Stock Purchase Agreement shall be deleted in its entirety and shall be replaced with the following:

      7.2(h) Stock Dividend. Parent shall have declared as of a record date prior to the Closing Date a stock dividend of 1.25 shares of Parent Common Stock for one share of Parent Common Stock outstanding (after giving effect to the Reverse Stock Split).

  5. Except as specifically provided herein, the Stock Purchase Agreement shall not be amended or modified and shall remain in full force and effect.

  IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 1 TO STOCK PURCHASE AND EXCHANGE AGREEMENT to be executed as of the date first written above.

                                       PARENT:

                                       AURTEX, INC.



                                       By:______________________________________
                                          President, Chief Executive Officer
                                           and Chairman of the Board


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                                       SHAREHOLDERS:

                                       TELECOM PARTNERS, LTD.



                                       By:_____________________________________
                                          Mohammed A. Hadid, Co-Chairman



                                       ----------------------------------------
                                       Keith Finley



                                       ----------------------------------------
                                       Arnold Salinas



                                       ----------------------------------------
                                       Angel Stoicher



                                       ----------------------------------------
                                       Charles Petroff

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